EXHIBIT 10.1

OFFERING MODIFICATION AGREEMENT

THIS OFFERING MODIFICATION AGREEMENT (this “Agreement”) is made as of this [_____] day of April, 2013, by and between Armada Oil, Inc., a Nevada corporation (the “Company”), and the purchaser of shares of Company’s common stock whose name appears on the signature page hereto (each a “Purchaser” and collectively, the “Purchasers”). Company and Purchaser(s) may hereinafter be referred to individually as a “Party” and collectively to as the “Parties.”

RECITALS

WHEREAS, the Company offered up to 1,111,111 units, and the Purchasers subscribed for an aggregate of 800,002 units, of the Company’s securities (the “Units”), at a purchase price of $0.90 per Unit on a best efforts, no minimum basis, for $1,000,000 in the aggregate, pursuant to a subscription agreement for the Units (the “Subscription Agreement”);

WHEREAS, each Unit consisted of one share of the Company’s common stock, par value $0.001 (the “Common Stock”) and one Series D Common Stock Purchase Warrant (the “Series D Warrants”), each of which may be exercised to acquire one share of common stock of the Company at an exercise price of $1.25 per share for a period of 36 months from the Closing Date of the Offering, November 26, 2012;

WHEREAS, the Company received an executed Subscription Agreement from each Purchaser pursuant to which such Purchaser subscribed to purchase the number of Units set forth in Column 3 of Exhibit A attached hereto opposite such Purchaser’s name (the “Purchase Amount”); and

WHEREAS, due to various circumstances, including, but not limited to, the decrease in the price of the Common Stock as quoted on the OTC Markets Group Inc. QB tier between the initiation of Offering and the Closing of the Offering and other matters relating to the Offering, the Parties desire to enter into this Agreement setting forth the terms and conditions of the settlement by the Parties.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Parties hereby agree as follows:

1. Definitions. All capitalized but undefined terms used in this Agreement shall have the meaning ascribed to it in the Subscription Agreement.

2. Release and Discharge. In consideration of the issuance of additional Common Stock and Series D Warrants as set forth in Section 3 below, Purchaser hereby completely releases, waives and forever discharges Company, its successors in interest, its past, present and future assigns, officers, directors, attorneys, subsidiaries, affiliates, from any and all past claims, demands, actions, liabilities and causes of actions, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, relating to or otherwise arising out of the Subscription Agreement and the purchase of Units by the Purchaser from the Company pursuant thereto.

3. Consideration. In consideration for the release and discharge of the Company by Purchaser pursuant to Section 2, Company shall provide to Purchaser the following:

(a) Additional Common Stock and Series D Warrants. Within ten (10) Business Days of Company’s receipt of an executed copy of this Agreement, Company shall issue, or cause to be issued, to Purchaser (i) a certificate representing such number of additional shares of Common Stock set forth in Column 4 of Exhibit A opposite Purchaser’s name and (ii) subject to Section 3(b), a Revised Series D Warrant allowing such Purchaser to purchase up to a number of shares of Common Stock set forth in Column 5 of Exhibit A opposite Purchaser’s name.

(b) Revised Series D Warrants. Within ten (10) Business Days of Company’s receipt of an executed copy of this Agreement, Company shall deliver, or cause to be delivered, to Purchaser, the Revised Series D Warrant that Purchaser shall now receive for its subscription pursuant to this Agreement in accordance with Section 3(a)(ii) (the “Revised Series D Warrants”). Such Revised Series D Warrant shall be in lieu of the Series D Warrant Purchaser would have received pursuant to the Subscription Agreement and the Company shall amend its warrant registry to reflect Purchaser’s holding of the number of Revised Series D Warrants set forth in Column 5 of Exhibit A. In addition to the increased number of shares of Common Stock issuable upon exercise of the Revised Series D Warrants, such warrants shall be exercisable, beginning on May 26, 2013, at a price of $0.75 per share, subject to adjustment as provided therein, of Common Stock through March 1, 2018.

4. No Admission of Liability. Each Party acknowledges and agrees that this Agreement is a compromise of potential disputed claims and neither this Agreement, nor any consideration provided pursuant to this Agreement, shall be taken or construed to be an admission or concession by either Company or Purchaser of any kind with respect to any fact, liability, or fault.

5. Waiver of Rights under California Civil Code Section 1542. If Purchaser is a citizen of the State of California, it is understood and agreed by such Purchaser that this Agreement is intended to cover and does cover all claims or possible claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, or hereafter discovered or ascertained, and all rights under Section 1542 of the Civil Code of California (“Section 1542”) are hereby expressly waived. The Parties acknowledge that they are familiar with Section 1542, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties expressly, knowingly, and intentionally waive and relinquish any and all rights that they have under Section 1542, as well as under any other similar state or federal statute or common law principle.

6. No Return of Funds. Purchaser hereby acknowledges that the Company will not return any portion of the Purchase Amount.

7. Miscellaneous Provisions.

(a) Severability and Construction. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law. This Agreement has been negotiated by the Parties and shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

(b) Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by Purchaser and the Company.

(c) Authorization. Each Purchaser signing this Agreement warrants and represents that he has the full authority and is duly authorized and empowered to execute this Agreement on behalf of the Party for which he signs.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of its conflict of laws.

(e) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and there are no inducements, representations, warranties, or understandings that do not appear within the terms and provisions of this Agreement. This Agreement may be modified only by a writing signed by both Parties.

(f) Successors and Assigns. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors and assigns.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Settlement and Release Agreement as of the date first written above.

Company

Armada Oil, Inc.

By:_____________________________________
Name: James J. Cerna, Jr.
Title: President

Purchaser

By:_____________________________________
Name:
Title:

EXHIBIT A

Purchaser (1)	Investment Amount ($) (2)	Number each of Shares and Warrants Issued @ $0.90 per Unit (3)	Additional Shares and Warrants to be Issued (4)	Total Shares and Warrants to be Issued (5)

Total